ATTACHMENT - ITEM 19(b)3(f) - FORM INCENTIVE STOCK OPTION (2 YR)
--------------------------------------------------------------------------------
MEMORANDUM OF AGREEMENT MADE EFFECTIVE THIS 9TH DAY OF MAY, 1997.


BETWEEN: INTERNATIONAL URANIUM CORPORATION, A CORPORATION AMALGAMATED UNDER
         THE LAWS OF THE PROVINCE OF ONTARIO AND HAVING OFFICES AT SUITE 1320 - 885 WEST GEORGIA STREET, IN THE CITY OF VANCOUVER, PROVINCE OF BRITISH COLUMBIA;

                  (HEREINAFTER CALLED THE "COMPANY")

                                                               OF THE FIRST PART

AND:                                                          ;
                  --------------------------------------------

                  (HEREINAFTER CALLED THE "OPTIONEE")

                                                              OF THE SECOND PART

           WHEREAS the Company has instituted the International Uranium Corporation Share Option Plan dated the 9th day of May, 1997, as amended effective the 4th day of February, 1998 (the "PLAN");

           AND WHEREAS in the event that Options were granted to the Optionee on an effective date occurring prior to February 4, 1998, the parties hereto confirm that such Options shall be evidenced by this Agreement and shall be governed by the terms hereof and of the Plan;

           AND WHEREAS the Board has determined that it is in the best interests of the Company to grant the Optionee who is of the Company the option hereinafter provided;

           NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto agree as follows:

1. The terms of the Option granted hereunder are as set forth in this Agreement and in the Plan. This Agreement and the Option granted hereunder shall in all respects be governed by the provisions of the Plan, a copy of which is attached hereto as Appendix "1". All capitalized terms used but not defined in this Agreement shall have the respective meanings given to them in the Plan. All other capitalized terms shall have the respective meanings given to them in this Agreement. The Optionee hereby acknowledges that the Optionee has read and accepts the terms and conditions of the Plan.

2.         In this Agreement, the following terms shall be defined as follows:

           (a) "ELECTION TO PURCHASE" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

           (b)    "EXPIRY DATE" means May 8, 2000;

           (c) "OPTION" means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Paragraph 3 hereof;

           (d) "OPTION PRICE" means the purchase price per Optioned Share pursuant to Paragraph 3 hereof, as the same may be adjusted in accordance with the Plan;

           (e) "OPTIONED SHARE" or "OPTIONED SHARES" means the common shares of the Company, subject to the Option.

3. The Company hereby grants to the Optionee as an incentive and in consideration of the Optionee's services but not in lieu of salary, the Option to purchase a total of () Optioned Shares at an Option Price of Canadian One Dollar and Twenty-five Cents (C$1.25) per Optioned Share at any time before 4:30 o'clock p.m., Vancouver time, on the Expiry Date. The Option granted hereunder shall vest as to one-half of the Optioned Shares on the date of grant, i.e. on May 9, 1997, and as to the remaining one-half of the Optioned Shares one (1) year following the date of grant and up to the Expiry Date, i.e. at any time between May 9, 1998 and May 8, 2000; provided however, that any Shares not taken up by the Optionee on May 9, 1998 may be carried forward and taken up during the remaining 12 months of the Option.

4. The Option, to the extent that it has not been exercised shall, at 4:30 o'clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force and effect whatsoever.

5. In the event of the death of the Optionee on or prior to the Expiry Date, the Option, to the extent that it has not been exercised, shall expire at 4:30 o'clock p.m., Vancouver time, on the last day of the twelfth (12th) month following the day on which the Optionee dies and, in the event the Option is in whole or in part unexercised on the day the Optionee dies, then it is understood by the parties that the Option may be exercised on the Optionee's behalf by the Optionee's legal personal representative(s) of the estate of the Optionee but only to the extent that the Optionee was entitled to exercise such Option at the date of the Optionee's death and only prior to the Expiry Date.

6. In the event the Optionee ceases to be a part-time or full-time employee, director or officer of the Company, or of any Subsidiary of the Company as the case may be, prior to the Expiry Date the Option, to the extent that it has not been exercised shall, at 4:30 o'clock p.m., Vancouver time, on the thirtieth (30th) day following the day on which the Optionee ceases to be a part-time or full-time employee, officer or director, terminate and be of no further force or effect whatsoever. If the Optionee is a Consultant, the Optionee's entitlement to the Option, including the termination thereof, shall be in accordance with the terms of the consulting agreement entered into between the Company or any Subsidiary and the Optionee, provided that in no event shall the Option continue to be outstanding 12 months following the date upon which such consulting agreement is terminated.

7.1 Subject to the provisions hereof and the Plan, the Option shall be exercisable from time to time, in whole or in part, by delivery of a written notice of exercise to the Company at the address set forth herein, accompanied by such payment as permitted in subparagraph 7.2 hereof for the number of Optioned Shares to be purchased as specified in such notice. Such notice shall be in the form of an Election to Purchase, substantially in the form attached to this Agreement as Appendix "2".

7.2 Notwithstanding any of the provisions contained in the Plan or in this Agreement, the Company's obligations to issue Optioned Shares to the Optionee pursuant to the exercise of the Option shall be subject to:

           (a) completion of such registration or other qualification of such Optioned Shares or obtaining approval of such governmental or regulatory authority as counsel to the Company shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

           (b) the listing of the Optioned Shares on the Exchange, if applicable; and

           (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in the Optioned Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

           In this connection, the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of the Optioned Shares in compliance with applicable securities laws and for the listing of the Optioned Shares on the Exchange.

           Unless the Board at any time determines otherwise, the Option may be exercised by the delivery of cash or cheque or other consideration acceptable to the Company, in an amount equal to the Option Price. The Company may also permit an Optionee to elect to pay the Option Price by authorizing a third party to sell Shares (or a sufficient portion of such Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

7.3 Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Optionee or the Optionee's personal representative within a reasonable time following the receipt by the Company of the Election to Purchase a certificate(s) representing, in the aggregate, the number of Optioned Shares specified in the Election to Purchase and in respect of which the Company has received payment.

8. Nothing herein contained shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Option in the manner hereinbefore provided.

9. The Optionee shall not have any rights as a shareholder of the Company with respect to the Optioned Shares until the Optionee shall have exercised the Option in accordance with the provisions of Paragraph 7 hereof and the Plan (including tendering of payment in full of the Option Price of the Optioned Shares in respect of which the Option is being exercised) and the issuance of Optioned Shares by the Company.

10.1 If the Optionee is a resident in the United States of America, the Optionee recognizes and understands that Optioned Shares issued upon the exercise of the Option will be acquired in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT") pursuant to Section 3(b) and Rule 701 thereof, and hereby acknowledges and represents that:

           (a) The Optionee believes that the Optionee, either alone or with the assistance of the Optionee's professional advisors, has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of the Optionee's purchase of the Optioned Shares;

           (b) The Optionee has sufficient financial resources to be able to bear the risk of the Optionee's investment in the Optioned Shares;

           (c) The Optionee will be acquiring the Optioned Shares for investment purposes only and without a current intention of reselling or redistributing the same upon the occurrence or non-occurrence of a predetermined event and understands that the Optioned Shares being issued to him have not been, and may not ever be, registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from registration is available;

           (d) The Optionee has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Company for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the undersigned's investment in the Optioned Shares.

           (e) The Optionee understands that the Company will rely upon the representations set forth herein to claim exempt status under the 1933 Act.

10.2 Certificates representing Optioned Shares issued upon exercise of the Option by an Optionee who is a resident of the United States shall have endorsed thereon the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) PURSUANT TO ANOTHER EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM ACCEPTABLE TO THE COMPANY."

10.3 For employees of a U.S. Subsidiary, this Option is intended to qualify as an Incentive Stock Option to the extent permitted by Section 422 of the Code. If any portion of this Option fails to qualify as an Incentive Stock Option under Section 422 of the Code, such portion will constitute a Nonqualified Stock Option. To the extent that this Option constitutes an Incentive Stock Option, the following additional terms shall apply:

           (a) OPTION PRICE: The Option Price will be at least 100% of such Option's Market Price, determined as of February 4, 1998, being the date of amendment of the Plan and the effective grant date (the "ISO Grant Date") of the Incentive Option. If the Optionee owns more than 10% of the total voting power of all classes of the Company's Shares, then the Option Price per Share of an Incentive Stock Option shall not be less than 110% of the Market Price of the Shares on the ISO Grant Date and the Option term shall not exceed five years. The determination of 10% ownership hereunder shall be made in accordance with
                  Section 422 of the Code.

           (b) ISO QUALIFICATION: To the extent that the aggregate fair market value of the Shares with respect to which this Option is exercisable for the first time by the Optionee during any calendar year (under this Option and all other Incentive Stock Options held by the Optionee) exceeds US$100,000, the excess portion will be treated as a Nonqualified Stock Option, unless the United States Internal Revenue Service changes the rules and regulations governing the US$100,000 limit for Incentive Stock Options.

           (c) TERMINATION: Employment shall not be deemed to continue beyond the first 30 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. A transfer of employment or services between or among the Company and its subsidiaries shall not be considered a termination of employment or services.

           (d) U.S. TAXATION OF OPTIONS. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the Shares issued upon the exercise of an Incentive Stock Option for two years after the ISO Grant Date and one year from the date of exercise. The Optionee may be subject to the alternative minimum tax at the time of exercise. The Board may require the Optionee to give the Company prompt notice of any disposition of Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

10.4 To the extent that the Optionee is, at the time of exercise of the Option, subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 ACT") with respect to the Company, then Shares obtained upon the exercise of the Option by such Optionee may not be sold by such person until six months after the ISO Grant Date.

10.5 Notwithstanding the foregoing Paragraphs 10.1 and 10.2, if at the time of exercise of the Option the Company is subject to Section 12(b) or 12(g) of the 1934 Act and has filed with the Securities and Exchange Commission a registration statement on Form S-8 covering the issuance of the Optioned Shares, then the representations set forth in Paragraph 10.1 and the legend set forth in Paragraph 10.2 shall not apply.

11. Nothing in the Plan or the Option shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary of the Company or affect in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time; nor shall anything in the Plan or the Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any Subsidiary to extend the employment of any Optionee beyond the time which the Optionee would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Subsidiary, or beyond the time at which the Optionee would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Subsidiary.

12. No director or officer of the Company shall be liable or be held to account for any action taken or made in good faith under the Plan or the Option granted pursuant hereto.

13.        Time shall be of the essence of this Agreement.

14. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and the Optionee's heirs, executors, administrators and personal representatives to the extent provided in Paragraph 5 hereof.

15. Subject to Paragraph 5, this Agreement shall not be assignable or transferable by the Optionee or the Optionee's heirs, executors, administrators and personal representatives, and the Option may be exercised only by the Optionee or the Optionee's heirs, executors, administrators and personal representatives.

16. If at any time during the continuance of this Agreement the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to any applicable approval by the requisite regulatory authorities having jurisdiction.

17. The Optionee, by the execution of this Agreement, shall be deemed to have (i) accepted the Option described in this Agreement and the Plan, (ii) acknowledged receipt of a copy of this Agreement and a copy of the Plan and
(iii) read and understood the Agreement and the Plan.

18. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

19. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

20. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

21. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

           IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the 6th day of April, 1998, with effect as at and from the day and year first above written.



                                               INTERNATIONAL URANIUM CORPORATION

                                               PER:         (C/S)
                                                    -------

SIGNED, SEALED AND DELIVERED   )
BY        IN THE PRESENCE      )
OF:                            )
                               )
------------------------------ )
                               )               ------------------------------
------------------------------ )
                               )





-------------------------------------------    ADDRESS
TAXPAYER I.D. NUMBER (IF APPLICABLE)                  --------------------------


                                               ---------------------------------


                                               ---------------------------------


-------------------------------------------    ---------------------------------
TAXPAYER SOCIAL INSURANCE NUMBER
(IF APPLICABLE)